UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A INFORMATION

PROXY STATEMENT PURSUANT TO SECTION 14(a) OF THE

SECURITIES EXCHANGE ACT OF 1934

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☐	Preliminary Proxy Statement

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☒	Definitive Proxy Statement

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☐	Soliciting Material Pursuant to §240.14a‑12

Palomar Holdings, Inc.

(Name of Registrant as Specified In Its Charter)

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PALOMAR HOLDINGS, INC.

7979 Ivanhoe Avenue, Suite 500

La Jolla, California 92037

Dear Stockholder:

I am pleased to invite you to attend the 2020 Annual Meeting of Stockholders (the “Annual Meeting”) of Palomar Holdings, Inc. (“Palomar”), which will be held at the Palomar offices, located at 7979 Ivanhoe Avenue, Suite 500, La Jolla, California 92037 on May 28, 2020, at 9:00 a.m. Pacific Time. Doors open at 8:30 a.m. Pacific Time.

At the Annual Meeting, we will ask you to consider the following proposals:

•	To elect as Class I directors the two nominees named in this proxy statement to serve until the 2023 annual meeting of stockholders or until their successors are duly elected and qualified.
•	To ratify the appointment of Ernst & Young LLP as our independent registered public accounting firm for our fiscal year ending December 31, 2020.
•	To transact such other business that may properly come before the Annual Meeting or any postponements or adjournments thereof.

Stockholders of record as of April 2, 2020 may vote at the Annual Meeting or any postponement or adjournment of the meeting.

We are pleased to announce that we are taking advantage of U.S. Securities and Exchange Commission rules that allow companies to furnish proxy materials to their stockholders over the Internet. We believe that this process will allow us to provide our stockholders with the information they need in a timely manner, while reducing the environmental impact of printing and distributing our proxy materials and lowering our costs.

YOUR VOTE IS IMPORTANT. Whether or not you plan to attend the Annual Meeting of Stockholders, we urge you to submit your vote via the Internet, telephone or, if you requested a printed copy of the proxy materials, via mail. Whether or not you attend the Annual Meeting, it is important that your shares be represented and voted at the meeting. Therefore, I urge you to promptly vote and submit your proxy via the Internet, by phone, or, if you requested a printed copy of the proxy materials, by signing, dating and returning the enclosed proxy card in the enclosed envelope. If you decide to attend the Annual Meeting, you will be able to vote in person, even if you have previously submitted your proxy.

On behalf of the Board of Directors, I would like to express our appreciation for your interest in Palomar.

Sincerely,

Mac Armstrong

Chief Executive Officer

La Jolla, California

April 17, 2020

NOTICE OF ANNUAL MEETING OF STOCKHOLDERS

Time and Date	May 28, 2020 at 9:00 a.m. Pacific Time

Place	Our principal executive offices located at 7979 Ivanhoe Avenue, Suite 500 La Jolla, California 92037.

Items of Business

•     To elect as Class I directors the two nominees named in this proxy statement to serve until the 2023 annual meeting of stockholders or until their successors are duly elected and qualified.

•     To ratify the appointment of Ernst & Young LLP as our independent registered public accounting firm for our fiscal year ending December 31, 2020.

•     To transact such other business that may properly come before the Annual Meeting or any postponements or adjournments thereof.

Record Date	April 2, 2020 (the “Record Date”). Only stockholders of record at the close of business on the Record Date are entitled to receive notice of, and to vote at, the Annual Meeting.

Annual Report

You may access our Annual Report on Form 10‑K for the year ended December 31, 2019 and our proxy solicitation materials by visiting www.envisionreports.com/PLMR. Our 2019 Annual Report is not a part of the proxy solicitation materials.

Proxy Voting

YOUR VOTE IS IMPORTANT. Please vote your shares at your earliest convenience. This will ensure the presence of a quorum at the meeting. Promptly voting your shares via the Internet, by telephone, or, if you requested a printed copy of the proxy materials, by signing, dating, and returning the enclosed proxy card, will save the expenses and extra work of additional solicitation.

Submitting your proxy now will not prevent you from voting your shares at the meeting, as your proxy is revocable at your option.

By order of the Board of Directors,

Mac Armstrong
Chief Executive Officer

La Jolla, California

April 17, 2020

This notice of our Annual Meeting of Stockholders and the accompanying proxy statement and form of proxy are being distributed and made available on or about April 17, 2020.

Although we currently intend to hold our Annual Meeting in person, we are actively monitoring the public health and travel safety concerns relating to the coronavirus (COVID‑19) and the advisories or mandates that federal, state, and local governments may issue. In the event it is not possible or advisable to hold our Annual Meeting in person, we will announce alternative arrangements for the meeting as promptly as practicable, which may include holding the meeting solely by means of remote communication. Please monitor any public announcements and our investor relations website at https://ir.palomarspecialty.com for updated information. If you are planning to attend our Annual Meeting, please check any public announcements that we may make and the website one week prior to the meeting date. As always, we encourage you to vote your shares prior to the Annual Meeting.

PALOMAR HOLDINGS, INC.

7979 Ivanhoe Avenue, Suite 500

La Jolla, California 92037

PROXY STATEMENT

FOR 2020 ANNUAL MEETING OF STOCKHOLDERS

To Be Held at 9:00 a.m. Pacific Time on May 28, 2020

This proxy statement and the enclosed form of proxy are furnished in connection with the solicitation of proxies by the board of directors (the “Board”) of Palomar Holdings, Inc. (the “Company” or “Palomar”) for use at its 2020 annual meeting of stockholders (the “Annual Meeting”), and any postponements, adjournments or continuations thereof. The Annual Meeting will be held on May 28, 2020 at 9:00 a.m. Pacific Time, at our principal executive offices located at 7979 Ivanhoe Avenue, Suite 500 La Jolla, California 92037.

QUESTIONS AND ANSWERS ABOUT THE ANNUAL MEETING

The information provided in the “question and answer” format below addresses certain frequently asked questions but is not intended to be a summary of all matters contained in this proxy statement. Please read the entire proxy statement carefully before voting your shares.

What is a proxy?

A proxy is your legal designation of another person to vote the stock you own. The person you designate is your “proxy,” and you give the proxy authority to vote your shares by voting by telephone or over the Internet, or, if you requested a printed copy of the proxy materials, by submitting the enclosed proxy card. We have designated our Chief Executive Officer, Mac Armstrong, to serve as proxy for the Annual Meeting.

Why did I receive a notice regarding the availability of proxy materials on the Internet instead of a full set of proxy materials?

Under rules adopted by the U.S. Securities and Exchange Commission (the “SEC”), we have elected to furnish our proxy materials to our stockholders primarily via the Internet, instead of mailing printed copies of the proxy materials to each stockholder. On or about April 17, 2020, we expect to mail to our stockholders a Notice of Internet Availability of Proxy Materials (the “Notice”) containing instructions on how to access our proxy materials and our Annual Report on Form 10‑K for the year ended December 31, 2019 via the Internet and how to vote your proxy. If you received the Notice, you will not automatically receive a printed copy of our proxy materials in the mail. If you would like to receive a printed copy, please follow the instructions provided in the Notice.

Why am I receiving these materials?

The Board of Palomar is making available these proxy materials to you in connection with the Board’s solicitation of proxies for use at Palomar’s Annual Meeting, which will take place on May 28, 2020. Stockholders are invited to attend the Annual Meeting and are requested to vote on the proposals described in this Proxy Statement.

What information is contained in these materials?

The information included in this Proxy Statement relates to the proposals to be voted on at the Annual Meeting, the voting process, the compensation of our most highly paid executive officers and our directors, and certain other required information. Palomar’s 2019 Annual Report on Form 10‑K, which includes our audited consolidated financial statements, is also furnished with this proxy statement.

What proposals will be voted on at the Annual Meeting?

The proposals scheduled to be voted on at the Annual Meeting include:

•	the election of two Class I directors to hold office until the 2023 annual meeting of stockholders or until their successors are duly elected and qualified;
•	a proposal to ratify the appointment of Ernst & Young LLP as our independent registered public accounting firm for our fiscal year ending December 31, 2020; and
•	any other business that may properly come before the Annual Meeting.

At the time this Proxy Statement was filed with the SEC, our management and Board were not aware of any other matters to be presented at the Annual Meeting other than those set forth in this Proxy Statement and in the notice accompanying this Proxy Statement.

How does our Board recommend that I vote?

Our Board recommends that you vote:

•	FOR the election of the directors nominated by our Board and named in this proxy statement as Class I directors to serve for three-year terms; and
•	FOR the ratification of the appointment of Ernst & Young LLP as our independent registered public accounting firm for our fiscal year ending December 31, 2020.

Who is entitled to vote at the Annual Meeting?

Holders of our common stock at the close of business on April 2, 2020, the record date for the Annual Meeting (the “Record Date”), are entitled to notice of and to vote at the Annual Meeting. Each stockholder is entitled to one vote for each share of our common stock held as of the Record Date. As of the Record Date, there were 24,239,861 shares of common stock outstanding and entitled to vote. Stockholders are not permitted to cumulate votes with respect to the election of directors. The shares you are entitled to vote include shares that are (1) held of record directly in your name, and (2) held for you as the beneficial owner through a stockbroker, bank or other nominee.

What is the difference between holding shares as a stockholder of record and as a beneficial owner?

Stockholder of Record: Shares Registered in Your Name. If, at the close of business on the Record Date, your shares were registered directly in your name with Computershare Trust Company, N.A., our transfer agent, then you are considered the stockholder of record with respect to those shares. As the stockholder of record, you have the right to grant your voting proxy directly to the individual listed on the form of proxy card or to vote in person at the Annual Meeting.

Beneficial Owners: Shares Registered in the Name of a Broker, Bank or Other Nominee. If, at the close of business on the Record Date, your shares were held, not in your name, but rather in a stock brokerage account or by a bank or other nominee on your behalf, then you are considered the beneficial owner of shares held in “street name.” As the beneficial owner, you have the right to direct your broker, bank or other nominee how to vote your shares by following the voting instructions your broker, bank or other nominee provides. If you do not provide your broker, bank or other nominee with instructions on how to vote your shares, your broker, bank or other nominee may, in its discretion, vote your shares with respect to routine matters but may not vote your shares with respect to any non-routine matters. Please see “What if I do not specify how my shares are to be voted?” for additional information.

How can I contact Palomar’s transfer agent?

Contact our transfer agent by either writing to Computershare Investor Services, P.O. Box 505000, Louisville, KY 40233‑5000 by telephoning (800) 662‑7232 or (781) 575‑4238, or via its Investor Center at www.computershare.com/investor.

Do I have to do anything in advance if I plan to attend the Annual Meeting in person?

Stockholder of Record: Shares Registered in Your Name. If you were a stockholder of record at the close of business on the Record Date, you do not need to do anything in advance to attend and/or vote your shares in person at the Annual Meeting, but you will need to present government-issued photo identification for entrance to the Annual Meeting.

Beneficial Owners: Shares Registered in the Name of a Broker, Bank or Other Nominee. If you were a beneficial owner at the close of business on the Record Date, you may not vote your shares in person at the Annual Meeting unless you obtain a “legal proxy” from your broker, bank or other nominee who is the stockholder of record with respect to your shares. You may still attend the Annual Meeting even if you do not have a legal proxy. For entrance to the Annual Meeting, you will need to provide proof of beneficial ownership as of the Record Date, such as the notice or voting instructions you received from your broker, bank or other nominee or a brokerage statement reflecting your ownership of shares as of the Record Date, and present government-issued photo identification.

Please note that no cameras, recording equipment, large bags, briefcases or packages will be permitted in the Annual Meeting.

We are actively monitoring the public health and travel safety concerns relating to the coronavirus (COVID‑19) and the advisories or mandates that federal, state, and local governments may issue. In the event it is not possible or advisable to hold our Annual Meeting in person, we will announce alternative arrangements for the meeting as promptly as practicable, which may include holding the meeting solely by means of remote communication. Please monitor our public announcements and our investor relations website at https://ir.palomarspecialty.com for updated information. If you are planning to attend our Annual Meeting, please check any of our public announcements and the website one week prior to the meeting date. As always, we encourage you to vote your shares prior to the Annual Meeting.

Will the annual meeting be webcast?

We do not expect to webcast the Annual Meeting.

How do I vote and what are the voting deadlines?

Stockholder of Record: Shares Registered in Your Name. If you are a stockholder of record, you can vote in one of the following ways:

•	You may vote via the Internet or by telephone. If you are a stockholder of record, you may vote by following the telephone or Internet voting instructions on the Notice.
•

If you requested a printed copy of the proxy materials, you may vote by mail. Please complete, date and sign the proxy card that accompanies this proxy statement and promptly mail it to the tabulation agent in the enclosed postage-paid envelope. If you are a stockholder of record and you return your signed proxy card but do not indicate your voting preferences, the person named in the proxy card will vote the shares represented by your proxy card as recommended by our Board.

•

You may vote in person. If you plan to attend the Annual Meeting, you may vote by completing and submitting a ballot, which will be provided at the Annual Meeting. .  However, while we intend to hold the annual meeting in person at this time, we are actively monitoring the coronavirus (COVID‑19). We are sensitive to the public health and travel concerns our stockholders may have and the protocols that federal, state, and local governments may impose. In the event it is not possible or advisable to hold our annual meeting in person, we will announce alternative arrangements for the meeting as promptly as practicable, which may include holding the meeting solely by means of remote communication and you will be unable to cast your vote in-person. Please monitor any public announcements and our investor relations website at https://ir.palomarspecialty.com for updated information. If you are planning to attend our Annual Meeting, please check any public announcements that we may make and the website one week prior to the meeting date. As always, we encourage you to vote your shares prior to the Annual Meeting.

Please note that the Internet and telephone voting facilities will close at 1:00 AM Pacific Time on May 28, 2020.

Beneficial Owners: Shares Registered in the Name of a Broker, Bank or Other Nominee. If you are the beneficial owner of shares held of record by a broker, bank or other nominee, you will receive voting instructions from your broker, bank or other nominee. You must follow the voting instructions provided by your broker, bank or other nominee in order to instruct your broker, bank or other nominee how to vote your shares. The availability of Internet and telephone voting options will depend on the voting process of your broker, bank or other nominee. As discussed above, if you are a beneficial owner, you may not vote your shares in person at the Annual Meeting unless you obtain a legal proxy from your broker, bank or other nominee.

Can I change my vote or revoke my proxy?

Stockholder of Record: Shares Registered in Your Name. If you are a stockholder of record, you may revoke your proxy or change your proxy instructions at any time before your proxy is voted at the Annual Meeting by:

•	entering a new vote by Internet or telephone;
•	if you requested a printed copy of the proxy materials, by signing and returning a new proxy card with a later date;
•	delivering a written revocation to our Secretary at Palomar Holdings, Inc., 7979 Ivanhoe Avenue, Suite 500, La Jolla, California 92037; or
•	attending the Annual Meeting and voting in person.

Beneficial Owners: Shares Registered in the Name of a Broker, Bank or Other Nominee. If you are the beneficial owner of your shares, you must contact the broker, bank or other nominee holding your shares and follow their instructions to change your vote or revoke your proxy.

Is there a list of stockholders entitled to vote at the Annual Meeting?

The names of stockholders of record entitled to vote at the Annual Meeting will be available at the Annual Meeting and for ten days prior to the meeting for any purpose germane to the meeting, between the hours of 9:00 a.m. and 4:30 p.m., at our corporate headquarters at 7979 Ivanhoe Avenue, Suite 500, La Jolla, California 92037, by contacting our corporate secretary.

What is the effect of giving a proxy?

Proxies are solicited by and on behalf of our Board. The person named in the proxy has been designated as proxy holder by our Board. The shares represented by the proxy will be voted at the Annual Meeting in accordance with the instructions of the stockholder. If no specific instructions are given, however, the shares will be voted in accordance with the recommendations of our Board. If any matters not described in this proxy statement are properly presented at the Annual Meeting, the proxy holder will use his own judgment to determine how to vote your shares. If the Annual

Meeting is postponed or adjourned, the proxy holder can vote your shares on the new meeting date, unless you have properly revoked your proxy, as described above.

What if I do not specify how my shares are to be voted?

Stockholder of Record: Shares Registered in Your Name. If you are a stockholder of record and you submit a proxy but you do not provide voting instructions, your shares will be voted:

•	FOR the election of the directors nominated by our Board and named in this proxy statement as Class I directors to serve for three-year terms (Proposal No. 1);
•	FOR the ratification of the appointment of Ernst & Young LLP as our independent registered public accounting firm for our fiscal year ending December 31, 2020 (Proposal No. 2); and
•	In the discretion of the named proxy holder regarding any other matters properly presented for a vote at the Annual Meeting.

Beneficial Owners: Shares Registered in the Name of a Broker, Bank or Other Nominee. If you are a beneficial owner and you do not provide your broker, bank or other nominee that holds your shares with voting instructions, then your broker, bank or other nominee will determine if it has discretion to vote on each matter. Brokers do not have discretion to vote on non-routine matters. Proposal No. 1 (election of directors) is a non-routine matter, while Proposal No. 2 (ratification of appointment of independent registered public accounting firm) is a routine matter. As a result, if you do not provide voting instructions to your broker, bank or other nominee, then your broker, bank or other nominee may not vote your shares with respect to Proposal No. 1, which would result in a “broker non-vote,” but may, in its discretion, vote your shares with respect to Proposal No. 2. For additional information regarding broker non-votes, see “What are the effects of abstentions and broker non-votes?” below.

What is a quorum?

A quorum is the minimum number of shares required to be present at the Annual Meeting for the meeting to be properly held under our bylaws and Delaware law. A majority of the issued and outstanding shares of capital stock and entitled to vote generally in the election of directors, present in person or by proxy, constitutes a quorum for the transaction of business at the Annual Meeting. As noted above, as of the Record Date, there were a total of 24,239,861 shares of common stock outstanding, which means that 12,119,931 shares of common stock must be represented in person or by proxy at the Annual Meeting to have a quorum. If there is no quorum, a majority of the shares present at the Annual Meeting may adjourn the meeting to a later date.

What are the effects of abstentions and broker non-votes?

An abstention represents a stockholder’s affirmative choice to decline to vote on a proposal. If a stockholder indicates that it wishes to abstain from voting its shares, or if a broker, bank or other nominee holding its customers’ shares of record causes abstentions to be recorded for shares, these shares will be considered present and entitled to vote at the Annual Meeting. As a result, abstentions will be counted for purposes of determining the presence or absence of a quorum and will also count as votes against a proposal in cases where approval of the proposal requires the affirmative vote of a majority of the shares present in person or represented by proxy and entitled to vote at the Annual Meeting (e.g., Proposal No. 2). However, because the outcome of Proposal No. 1 (election of directors) will be determined by a plurality vote, abstentions will have no impact on the outcome of such proposal as long as a quorum exists. A broker non-vote occurs when a broker, bank or other nominee holding shares for a beneficial owner does not vote on a particular proposal because the broker, bank or other nominee does not have discretionary voting power with respect to such proposal and has not received voting instructions from the beneficial owner of the shares. Broker non-votes will be counted for purposes of calculating whether a quorum is present at the Annual Meeting but will not be counted for purposes of determining the number of votes cast. Therefore, a broker non-vote will make a quorum more readily attainable but will not otherwise affect the outcome of the vote on any proposal.

What is the voting requirement to approve each of the proposals?

Proposal	Vote Required	Discretionary Voting Allowed?
Election of directors	Plurality of the votes cast by stockholders entitled to vote at the meeting	No

Ratification of appointment of Ernst & Young LLP	Majority of the shares present in person or represented by proxy and entitled to vote thereon	Yes

Proposal No. 1: Election of two nominees for Class I directors named in this proxy statement to hold office until our 2023 annual meeting of stockholders or until their successors are duly elected and qualified.

The election of the directors requires a plurality vote of the shares of our common stock present in person or by proxy at the Annual Meeting and entitled to vote thereon to be approved. “Plurality” means that the nominees who receive the largest number of votes cast “FOR” are elected as directors. You may (i) vote FOR all nominees, (ii) WITHHOLD your vote as to all nominees, or (iii) vote FOR all nominees except for those specific nominees from whom you WITHHOLD your vote. Any shares not voted FOR a particular nominee (whether as a result of voting withheld or a broker non-vote) will not be counted in such nominees’ favor and will have no effect on the outcome of the election. If you WITHHOLD your vote as to all nominees, you will be deemed to have abstained from voting on Proposal No. 1, and such abstention will have no effect on the outcome of the proposal.

Proposal No. 2: Ratification of the appointment of Ernst & Young LLP as our independent registered public accounting firm for our fiscal year ending December 31, 2020.

The ratification of the appointment of Ernst & Young LLP requires an affirmative vote of a majority of the shares of our common stock present in person or by proxy at the Annual Meeting and entitled to vote thereon to be approved. You may vote FOR, AGAINST or ABSTAIN. If you ABSTAIN from voting on Proposal No. 2, the abstention will have the same effect as a vote AGAINST the proposal. Broker non-votes will have no effect on the outcome of this proposal.

Who will count the votes?

A representative of our mailing agent, Computershare Trust Company, N.A., will tabulate the votes and Christopher Uchida, our Chief Financial Officer, will act as inspector of elections.

How are proxies solicited for the Annual Meeting and who is paying for such solicitation?

Our Board is soliciting proxies for use at the Annual Meeting by means of the proxy materials. We will bear the entire cost of proxy solicitation, including the preparation, assembly, printing, mailing and distribution of the proxy materials. Copies of solicitation materials will also be made available upon request to brokers, banks and other nominees to forward to the beneficial owners of the shares held of record by such brokers, banks or other nominees. The original solicitation of proxies may be supplemented by solicitation by telephone, electronic communication, or other means by our directors, officers, employees or agents. No additional compensation will be paid to these individuals for any such services, although we may reimburse such individuals for their reasonable out-of-pocket expenses in connection with such solicitation.

Is my vote confidential?

Proxy instructions, ballots and voting tabulations that identify individual stockholders are handled in a manner that protects your voting privacy. Your vote will not be disclosed either within Palomar or to third parties, except as necessary to meet applicable legal requirements, to allow for the tabulation of votes and certification of the vote, or to facilitate a successful proxy solicitation.

I share an address with another stockholder, and we received only one paper copy of the Notice. How may I obtain an additional copy of the Notice?

We have adopted an SEC-approved procedure called “householding,” under which we can deliver a single copy of the Notice to multiple stockholders who share the same address unless we received contrary instructions from one or more of the stockholders. This procedure reduces our printing and mailing costs. Upon written or oral request, we will promptly deliver a separate copy of the Notice, and if applicable, the proxy materials, to any stockholder at a shared address to which we delivered a single copy of any of these documents. To receive a separate copy, or, if you are receiving multiple copies, to request that we only send a single copy of next year’s Notice, you may contact us as follows:

Palomar Holdings, Inc.

Attention: Secretary

7979 Ivanhoe Avenue, Suite 500

La Jolla, California 92037

(619) 567‑5290

Stockholders who hold shares in street name may contact their brokerage firm, bank, broker-dealer or other nominee to request information about householding.

How can I find out the results of the voting at the Annual Meeting?

Preliminary voting results will be announced at the Annual Meeting. In addition, final voting results will be published in a current report on Form 8‑K that we expect to file within four business days after the Annual Meeting. If final voting results are not available to us at that time, we intend to file a Form 8‑K to publish preliminary results and, within four business days after the final results are known to us, file an amendment to the Form 8‑K to publish the final results.

What is the deadline to propose actions for consideration at next year’s annual meeting of stockholders or to nominate individuals to serve as directors?

Stockholder Proposals

Stockholders may present proper proposals for inclusion in our proxy statement and for consideration at the next annual meeting of stockholders by submitting their proposals in writing to our Secretary in a timely manner. For a stockholder proposal to be considered for inclusion in our proxy statement for our 2021 annual meeting of stockholders, our Secretary must receive the written proposal at our principal executive offices not later than December 19, 2020. In addition, stockholder proposals must comply with the requirements of Rule 14a‑8 under the Securities Exchange Act of 1934, as amended, or the Exchange Act, regarding the inclusion of stockholder proposals in company-sponsored proxy materials. Stockholder proposals should be addressed to:

Palomar Holdings, Inc.

Attention: Secretary

7979 Ivanhoe Avenue, Suite 500

La Jolla, California 92037

Our bylaws also establish an advance notice procedure for stockholders who wish to present a proposal before an annual meeting of stockholders but do not intend for the proposal to be included in our proxy statement. Our bylaws provide that the only business that may be conducted at an annual meeting is business that is (i) specified in our proxy materials with respect to such meeting, (ii) otherwise properly brought before the annual meeting by or at the direction of our Board, or (iii) properly brought before the annual meeting by a stockholder of record entitled to vote at the annual meeting who has delivered timely written notice to our Secretary, which notice must contain the information specified in our bylaws. To be timely for our 2021 annual meeting of stockholders, our Secretary must receive the written notice at our principal executive offices:

•	not earlier than January 28, 2021; and
•	not later than February 27, 2021.

In the event that we hold our 2021 annual meeting of stockholders more than 30 days before or more than 70 days after the first anniversary of the date of the Annual Meeting, then notice of a stockholder proposal that is not intended to be included in our proxy statement must be received no earlier than the close of business on the 120th day before such annual meeting and no later than the close of business on the later of the following two dates:

•	the 90th day prior to such annual meeting; or
•	the 10th day following the day on which public announcement of the date of such annual meeting is first made.

If a stockholder who has notified us of his, her or its intention to present a proposal at an annual meeting does not appear to present his, her or its proposal at such annual meeting, we are not required to present the proposal for a vote at such annual meeting.

Nomination of Director Candidates

You may propose director candidates for consideration by our nominating and corporate governance committee. Any such recommendations should include the nominee’s name and qualifications for membership on our Board and should be directed to our Secretary at the address set forth above. For additional information regarding stockholder recommendations for director candidates, see “Board of Directors and Corporate Governance — Stockholder Recommendations for Nominations to the Board.”

In addition, our bylaws permit stockholders to nominate directors for election at an annual meeting of stockholders. To nominate a director, the stockholder must provide the information required by our bylaws. In addition, the stockholder must give timely notice to our Secretary in accordance with our bylaws, which, in general, require that the notice be received by our Secretary within the time period described above under “Stockholder Proposals” for stockholder proposals that are not intended to be included in a proxy statement.

Availability of Bylaws

A copy of our bylaws may be obtained by accessing our public filings on the SEC’s website at www.sec.gov. You may also contact our Secretary at our principal executive office for a copy of the relevant bylaw provisions regarding the requirements for making stockholder proposals and nominating director candidates.

BOARD OF DIRECTORS AND CORPORATE GOVERNANCE

Our business affairs are managed under the direction of our Board, which is currently comprised of seven members, five of which are “independent” under Nasdaq listing standards. George L. Estes III will retire from our Board and has not been nominated for re-election at the Annual Meeting. The Board would like to thank Mr. Estes for his dedicated service to Palomar.

The Board is nominating two nominees for election as Class I directors. Our Board is divided into three classes with staggered three-year terms. At each annual meeting of stockholders, a class of directors will be elected for a three-year term to succeed the same class whose term is then expiring. Our board of directors has nominated Robert E. Dowdell and Daryl Bradley for election at the Annual Meeting, each to serve as Class I directors until the 2023 annual meeting of stockholders or until their successors are duly elected and qualified.

Under our Stockholders Agreement, Genstar Capital has the right, but not the obligation, to nominate (a) 50% of our directors, as long as Genstar Capital beneficially owns 50% or more of our outstanding common stock, (b) 40% of our directors, as long as Genstar Capital beneficially owns 40% or more, but less than 50% of our outstanding common stock, (c) 30% of our directors, as long as Genstar Capital beneficially owns 30% or more, but less than 40% of our outstanding common stock, (d) 20% of our directors, as long as Genstar Capital beneficially owns 20% or more, but less than 30% of our outstanding common stock, (e) 10% of our directors, as long as Genstar Capital beneficially owns 10% or more, but less than 20% of our outstanding common stock, in each case rounded up to the nearest whole number. See “Certain Relationships and Related Party Transactions—Stockholders Agreement with Genstar Capital.”

The following table sets forth the names, ages as of April 2, 2020, and certain other information for each of the nominees, for each of the non-continuing directors whose terms expire at the Annual Meeting and for each of the directors whose terms do not expire at the Annual Meeting.

Name	Class	Age	Position	Director Since	Current Term Expires	Expiration of Term For Which Nominated
Nominees for Director
Robert E. Dowdell(1)(2)	I	74	Director	2019	2020	2023
Daryl Bradley	I	64	Director	—	—	2023
Continuing Directors
Richard H. Taketa(2)(3)	II	48	Director	2019	2021
Martha Notaras	II	59	Director	2020	2021	—
Catriona Fallon(1)(2)	II	49	Director	2019	2021	—
James Ryan Clark(1)(3)	III	45	Chairman	2019	2022	—
Mac Armstrong	III	45	Chief Executive Officer and Director	2014	2022	—
Non-Continuing Director
George L. Estes III(4)	I	71	Director	2019	2020	—

(1)Member of our nominating and corporate governance committee.

(2)Member of our audit committee.

(3)Member of our compensation committee.

(4)Mr. Estes is currently a member of our compensation committee, but is not standing for re-election at the Annual Meeting.

Nominees for Director for a term expiring at our 2023 annual meeting of stockholders

Robert E. Dowdell.   Mr. Dowdell has served as a member of our Board of Directors since March 2019 and on the board of directors of our insurance subsidiaries since October 2018. Mr. Dowdell founded Career Education

Corporation and served as its Chief Executive Officer and President from September 2006 to March 2007, as a board member from 1994 until 2008, and its Chairman of the Board from 2004 until March 2008. Previously, Mr. Dowdell served as Chief Executive Officer of Marshall & Swift/Boeckh, LLC, President of National Education Centers, Corporate Controller of National Education Corp and Chamberlain Manufacturing Corp, and as an Audit Manager at Price Waterhouse Coopers. Mr. Dowdell is a Certified Public Accountant in California and Illinois. Mr. Dowdell currently serves on the boards of a number of private companies. Mr. Dowdell earned his B.B.A. and M.B.A. from the University of Notre Dame. We believe Mr. Dowdell is qualified to serve on our Board due to his more than 30 years of leadership and management experience in various insurance servicing firms and other institutions, as well as previous corporate controller and audit committee responsibilities for both public and private firms.

Daryl Bradley.   Mr. Bradley is a nominee for Class I director. From 1995 to 2018, Mr. Bradley held various roles at Everest Reinsurance Company, a reinsurance and insurance company, most recently serving as Executive Vice President and Head of International Insurance from February 2015 to January 2018 and, prior to that, as Executive Vice President and President of Insurance Operations, Chairman of Everest Insurance Company of Canada, and President and Board member of all of Everest’s statutory primary insurance companies from August 2007 to February 2015. Prior to joining Everest, Mr. Bradley served several roles at Continental Insurance Corporation from 1992 to 1995 and Fireman’s Fund Insurance Company from 1982 to 1992. Mr. Bradley earned his B.A. in political science from the University of Chicago. We believe Mr. Bradley is qualified to serve on our Board because his management experience in the insurance and reinsurance industry bring valuable industry knowledge and practical experience to our Board.

Continuing Directors

Class II Directors with a term expiring at our 2021 annual meeting of stockholders

Richard H. Taketa.   Mr. Taketa has served as a member of our Board of Directors since March 2019 and on the board of directors of our insurance subsidiaries since October 2018. Mr. Taketa serves as President of Taketa Capital Corporation, where he has worked since September 2018. Previously, Mr. Taketa served as Chief Executive Officer and President of York Risk Services Group, Inc., from January 2014 through September 2018, previously holding the positions of Chief Operating Officer, Chief Strategy Officer, and President at numerous York divisions and subsidiaries since 2006. Prior to joining York, Mr. Taketa served as the Chief Executive Officer of Southern California Risk Management Associates and an associate at DLA Piper LLP. In addition, Mr. Taketa serves on the board of directors of Veritone, Inc. (Nasdaq: VERI), and a number of private companies. Mr. Taketa earned his B.A. in Economics from Colgate University and his J.D. from Stanford Law School. We believe Mr. Taketa is qualified to serve on our Board due to his executive and insurance industry experience, as well as his experience as a director of numerous private companies.

Martha Notaras.  Ms. Notaras has served as a member of our Board of Directors since February 2020. Ms. Notaras is Managing Partner at Brewer Lane Ventures. Prior to joining Brewer Lane, Ms. Notaras was a Partner at XL Innovate, investing in insurtech, including startups focused on data & analytics and new business models. XL Innovate’s investments include Lemonade, Embroker, New Energy Risk, Notion, Cape Analytics, Slice Labs, Pillar Technologies and Stonestep. Ms. Notaras served on the boards of: Cape Analytics, which leverages geospatial imagery, computer vision, and machine learning to deliver more accurate property data; Pillar Technologies, an end-to-end environmental monitoring solution to reduce risk at construction sites and in commercial buildings; GeoQuant, creator of a revolutionary platform for measuring political risk in real time, using machine learning; and Notion, an IoT home awareness solution provider, which reduces risk for insurers and homeowners. Ms. Notaras continues as a board observer at Cape Analytics and Pillar Technologies. Previously, Ms. Notaras ran corporate development for DMG Information, the business data and analytics division of the Daily Mail and General Trust plc. Of the 20 investments Ms. Notaras made at DMG Information, two achieved valuations over $1 billion. Ms. Notaras has served as board director for many early and growth stage companies focusing on fintech, insurtech, proptech, edtech and digital media. Ms. Notaras’s prior experience includes investment banking at Merrill Lynch and commercial banking at Credit Suisse. Ms. Notaras earned her A.B. cum laude from Princeton University and her MBA from Harvard Business School, where she was a Baker Scholar, awarded for graduating in the top five percent of the class. We believe Ms. Notaras is qualified to serve on our Board due to her extensive experience working with emerging private and public companies.

Catriona M. Fallon.   Ms. Fallon has served as a member of our Board of Directors since May 2019. Ms. Fallon is currently the Chief Financial and Administrative Officer of Hitachi Vantara, a computer data storage and digital solutions company. Ms. Fallon previously served as General Manager and Senior Vice President of the Networks Segment of Itron, Inc., an energy and water resource management company, from January 2018 through the full integration of Silver Springs Networks, Inc. into Itron in October 2018. She previously served as Executive Vice President and Chief Financial Officer from March 2017 of Silver Spring Networks until Itron’s acquisition of Silver Spring Networks in January 2018. From August 2015 to March 2017, she served as Executive Vice President and Chief Financial Officer at Marin Software Incorporated, an enterprise marketing software company. Prior to joining Marin Software, from December 2013 to August 2015, Ms. Fallon was the Vice President of Finance and Chief of Staff to the Chief Financial Officer at Cognizant Technology Solutions, a business and technology services company. Ms. Fallon’s experience also includes over four years at Hewlett-Packard Company, where she held several leadership positions including Vice President of Strategy and Financial Planning, Director of Investor Relations, and Director of Strategy and Corporate Development. She has also served as an equity analyst covering media and technology companies at Citigroup Investment Research and has held roles with Piper Jaffray & Company, McKinsey & Company, and Oracle Corporation. Ms. Fallon serves on the Board of Directors of Cray Inc. (NASDAQ: CRAY), as well as the audit committee and strategic technology assessment committee of Cray Inc.. Ms. Fallon received a B.A. in economics from UCLA and an M.B.A. from Harvard Business School. We believe that Ms. Fallon’s experiences as a senior finance executive, including as the chief financial officer of other publicly-traded technology companies, qualifies her to serve on our board of directors.

Class III Directors with a term expiring at our 2022 annual meeting of stockholders

James Ryan Clark.   Mr. Clark has served as our Chairman of the Board of Directors since March 2019 and on the board of directors of our insurance subsidiaries since February 2014. Mr. Clark is the President and a Managing Director of Genstar Capital, LLC, where he has worked since 2004. Prior to joining Genstar Capital, Mr. Clark was an Associate at Hellman & Friedman LLC, a private equity investment firm in San Francisco. Previously, he worked in the Mergers, Acquisitions and Restructuring Department at Morgan Stanley in New York. Mr. Clark earned his B.A. in Environmental Science and Public Policy from Harvard College and his M.B.A. from Harvard Business School. Mr. Clark currently serves on the board of directors, and on the compensation and audit committees, of a number of private companies. We believe Mr. Clark is qualified to serve on our Board due to his experience in a wide range of industries, his leadership experience at a private equity firm and his service as a director on numerous private companies.

Mac Armstrong.   Mr. Armstrong has served as our Chief Executive Officer and a director since February 2014. Prior to joining our company, Mr. Armstrong most recently served as the President of Arrowhead General Insurance Agency, which he joined in June 2009, previously holding the positions of Chief Financial Officer and Chief Operating Officer. Mr. Armstrong led the sale of Arrowhead to Brown & Brown, Inc. in January 2012. Mr. Armstrong’s prior experience includes Spectrum Equity Investors, a private equity investment firm where he led the insurance investing practice and Alex. Brown & Sons/ BT Alex. Brown Inc., an investment bank acquired by Deutsche Bank. Mr. Armstrong earned an A.B. from Princeton University. Mr. Armstrong is a member of the Board of Advisors of Cloverlay Investment Management LLC, a private equity investment firm. We believe Mr. Armstrong is qualified to serve on our Board of Directors due to his extensive experience leading insurance companies and his industry knowledge.

Controlled Company Exemption

Our common stock is listed on the Nasdaq Global Select Market. As a result, we are subject to Nasdaq corporate governance listing standards. Following the completion of our secondary offering on September 30, 2019 (the “Secondary Offering”), we ceased to be a "controlled company" within the meaning of the corporate governance listing standards of the Nasdaq because Genstar Capital no longer owned more than 50% of our outstanding common stock. A controlled company may elect not to comply with certain corporate governance requirements of Nasdaq. If a controlled company ceases to qualify as such, in order for its shares to remain listed on the Nasdaq, the majority of its directors must be independent within one year of the date its status changed and it must have at least one independent member on its nominating and corporate governance committee and at least one independent member on its compensation committee by the date its status changed, at least a majority of independent members on each committee within 90 days of the date its status changed and fully independent committees within one year of the date its status changed.

Director Independence

Our Board has undertaken a review of the independence of each current director in accordance with the Nasdaq Marketplace rules, and determined that each of Ms. Fallon, Ms. Notaras, Mr. Taketa, and Mr. Dowdell, representing four of our six continuing directors, is “independent” as that term is defined under the rules of Nasdaq. In addition, our Board has determined that Mr. Bradley, a director nominee, is “independent” as that term is defined under the rules of Nasdaq. In addition, Ms. Fallon and Messrs. Dowdell, Estes, and Taketa are non-employee directors, as defined in Rule 16b‑3 of the Exchange Act.

Our Board also determined that Ms. Fallon (Chairperson), Mr. Taketa, and Mr. Dowdell, who currently comprise our audit committee, satisfy the listing standards of Nasdaq and the SEC for service on our audit committee. The Board has determined that, effective as of the Annual Meeting, Mr. Taketa will be removed and Ms. Notaras will be appointed to the audit committee. Ms. Notaras satisfies the listing standards of Nasdaq and the SEC for service on our audit committee. Our Board also determined that Mr. Estes and Mr. Taketa, who currently serve on our compensation committee, satisfy the independence standards for compensation committees established by SEC rules and the listing standards of Nasdaq. As Mr. Estes has not been nominated for re-election at the Annual Meeting, our Board has appointed Ms. Notaras to our compensation committee, effective as of the Annual Meeting, and determined that Ms. Notaras satisfies the independence standards for service on our compensation committee established by SEC rules and the listing standards of Nasdaq. The Board also intends to appoint Mr. Bradley, if elected, to serve on the compensation committee following the Annual Meeting, and determined that Mr. Bradley satisfies the independent standards for service on our compensation committee established by SEC rule and the listing standards of Nasdaq. The Board has also determined that Ms. Fallon, Mr. Taketa and Mr. Dowdell, who currently serve on our nominating and corporate governance committee, satisfy the independence standards for nominating committees established by applicable SEC rules and the listing standards of Nasdaq.

In evaluating the independence of Ms. Fallon, Ms. Notaras, Mr. Taketa, Mr. Dowdell, and Mr. Bradley, the Board considered their current and historical employment, any compensation we have given to them, any transactions we have with them, their beneficial ownership of our capital stock, their ability to exert control over us, all other material relationships they have had with us and the same facts with respect to their immediate family. The Board also considered all other relevant facts and circumstances known to it in making this independence determination.

Mr. Clark currently serves on our compensation committee and nominating and corporate governance committee. As described above under “Controlled Company Exemption” we are relying on the transition periods for fully independent compensation committees and nominating and corporate governance committees and intend to have fully independent committees within one year of ceasing to be a “controlled company.” Furthermore, if required to ensure compliance with Rule 16b‑3 under the Exchange Act, a subcommittee of the compensation committee, consisting of the members of the compensation committee other than Mr. Clark, or the board of directors considers and approves the grant of equity awards to our executive officers.

Board Leadership Structure

Our Board of Directors recognizes that one of its key responsibilities is to evaluate and determine its optimal leadership structure so as to provide effective oversight of management. Our bylaws and corporate governance guidelines provide our Board of Directors with flexibility to combine or separate the positions of Chairman of the Board and Chief Executive Officer. Our Board of Directors currently believes that our existing leadership structure, under which Mac Armstrong serves as our chief executive officer and James Ryan Clark serves as our Chairman of the Board, is effective.

Board Meetings and Committees

During 2019, our Board held three meetings (including regularly scheduled and special meetings), and each director attended at least 75% of the aggregate of (i) the total number of meetings of our Board held during the period for which he or she served as a director and (ii) the total number of meetings held by all committees of our Board on which he or she served during the periods that he or she served.

It is the policy of our Board to regularly have separate meeting times for independent directors without management. Although we do not have a formal policy regarding attendance by members of our Board at annual meetings of stockholders, we encourage, but do not require, our directors to attend.

Our Board currently has an audit committee, a compensation committee, a compensation subcommittee, and a nominating and corporate governance committee. Each committee has the composition and responsibilities described below.

Audit Committee

The members of our audit committee are Catriona M. Fallon (chairperson), Richard H. Taketa and Robert E. Dowdell. The Board has determined that, effective as of the Annual Meeting, Mr. Taketa will be removed and Ms. Notaras will be appointed to the audit committee. All members of our audit committee meet the requirements for financial literacy under the applicable rules and regulations of the SEC and the Nasdaq Marketplace Rules. Our Board of Directors has determined that Catriona M. Fallon is an audit committee financial expert as defined under the applicable rules of the SEC and has the requisite financial sophistication as defined under the applicable rules and regulations of the Nasdaq Stock Market. The audit committee oversees our corporate accounting and financial reporting process. Among other matters, the audit committee:

•	appoints our independent registered public accounting firm;
•	evaluates the independent registered public accounting firm’s qualifications, independence and performance;
•	determines the engagement of the independent registered public accounting firm;
•	reviews and approves the scope of the annual audit and the audit fee;
•	discusses with management and the independent registered public accounting firm the results of the annual audit and the review of our quarterly financial statements;
•	approves the retention of the independent registered public accounting firm to perform any proposed permissible non-audit services;
•	monitors the rotation of partners of the independent registered public accounting firm on our engagement team in accordance with requirements established by the SEC;
•

is responsible for reviewing our financial statements and our management’s discussion and analysis of financial condition and results of operations to be included in our annual and quarterly reports to be filed with the SEC;

•	reviews our critical accounting policies and estimates; and
•	reviews the audit committee charter and the committee’s performance at least annually.

Our audit committee operates under a written charter that satisfies the applicable rules and regulations of the SEC and the listing requirements of Nasdaq. A copy of the charter of our audit committee is available on our website at

www.palomarspecialty.com in the Corporate Governance section of our Investors webpage. During 2019, our audit committee held three meetings.

Compensation Committee

Our compensation committee consists of Mr. Clark (chairperson), Mr. Estes, and Mr. Taketa. As Mr. Estes has not been nominated for re-election at the Annual Meeting, our Board has appointed Ms. Notaras and Mr. Bradley, if elected, to our compensation committee, effective as of the Annual Meeting. Our compensation committee reviews and recommends policies relating to compensation and benefits of our officers and employees. Among other matters, the compensation committee:

•	Our compensation committee reviews and recommends policies relating to compensation and benefits of our officers and employees. Among other matters, the compensation committee:
•	reviews and recommends corporate goals and objectives relevant to compensation of our chief executive officer and other executive officers;
•	evaluates the performance of these officers in light of those goals and objectives recommends to our board of directors the compensation of these officers based on such evaluations;
•	recommends to our Board of Directors the issuance of stock options and other awards under our stock plans; and
•	reviews and evaluates, at least annually, the performance of the compensation committee and its members, including compliance by the compensation committee with its charter.

Our compensation committee operates under a written charter that satisfies the listing standards of Nasdaq. A copy of the charter of our compensation committee is available on our website at www.palomarspecialty.com in the Corporate Governance section of our Investors webpage. The compensation committee held three meetings during 2019.

Nominating and Corporate Governance Committee

Our nominating and corporate governance committee consists of Mr. Clark, Ms. Fallon, and Mr. Dowdell (chair). The Board has determined that, effective as of the Annual Meeting, Mr. Taketa will be appointed to the nominating and corporate governance committee. The principal duties and responsibilities of the nominating and corporate governance committee are as follows:

•	to identify candidates qualified to become directors, consistent with criteria approved by our Board of Directors;
•

to recommend to our Board of Directors nominees for election as directors at the next annual meeting of stockholders or a special meeting of stockholders at which directors are to be elected, as well as to recommend directors to serve on the other committees of the Board of Directors;

•	to recommend to our Board of Directors candidates to fill vacancies and newly created directorships on the Board;
•	to identify best practices and recommend corporate governance principles, including giving proper attention and making effective responses to stockholder concerns regarding corporate governance;
•	to develop and recommend to our Board of Directors guidelines setting forth corporate governance principles; and

•	to oversee the evaluation of our Board of Directors and senior management.

Our nominating and corporate governance committee operates under a written charter that satisfies the listing standards of Nasdaq. A copy of the charter of our nominating and corporate governance committee is available on our website at www.palomarspecialty.com in the Corporate Governance section of our Investors webpage. The nominating and corporate governance committee held three meetings during 2019.

Compensation Committee Interlocks and Insider Participation

None of the members of our compensation committee during the last fiscal year (which includes James Ryan Clark (chairperson), George L. Estes III, Geoffrey Miller and Richard H. Taketa) is or has at any time been an officer or employee of ours. None of our executive officers currently serves or in the past year has served as a member of the Board or compensation committee of any entity that has one or more executive officers serving on our Board or compensation committee.

Identifying and Evaluating Nominees for Director

The nominating and corporate governance committee use the following procedures to identify and evaluate any individual recommended or offered for nomination to the Board:

•

The nominating and corporate governance committee will consider candidates recommended by stockholders in the same manner as candidates recommended to the nominating and corporate governance committee from other sources.

•	In its evaluation of director candidates, including the members of the Board eligible for re-election, the nominating and corporate governance committee will consider the following:

oany specific minimum qualifications that it believes must be met by a nominee for a position on the Board;

oany specific qualities or skills that it believes are necessary for one or more of the Board members to possess and othe desired qualifications, expertise, experience and characteristics of Board members, with the goal of developing an experienced and highly qualified Board.

For Board membership, the criteria considered includes independence, diversity of experience, demonstrated leadership, and the ability to exercise sound judgment. The backgrounds and qualifications of the directors considered as a group should provide a significant breadth of experience, knowledge and abilities that shall assist the Board in fulfilling its responsibilities. Although there is no specific policy regarding diversity in identifying director nominees, both the nominating and corporate governance committee and the Board seek the talents and backgrounds that would be most helpful to us in selecting director nominees. In particular, the nominating and corporate governance committee, when recommending director candidates to the full Board of Directors for nomination, may consider whether a director candidate, if elected, assists in achieving a mix of Board of Directors members that represents a diversity of background and experience.

Stockholder Recommendations for Nominations to the Board

A stockholder that wishes to recommend a candidate for consideration by the committee as a potential candidate for director must direct the recommendation in writing to Palomar Holdings, Inc., 7979 Ivanhoe Avenue, Suite 500, La Jolla, California 92037, Attention: Secretary, and must include the candidate’s name, home and business contact information, detailed biographical data, relevant qualifications, class and number of shares of our capital stock that are held by the nominee, a signed letter from the candidate confirming willingness to serve, information regarding any relationships between us and the candidate and evidence of the recommending stockholder’s ownership of our stock.

Such recommendation must also include a statement from the recommending stockholder in support of the candidate, particularly within the context of the criteria for board membership, including issues of character, integrity, judgment, and diversity of experience, independence, area of expertise, corporate experience, potential conflicts of interest, other commitments and the like and personal references. Our Board will consider the recommendation but will not be obligated to take any further action with respect to the recommendation.

Communications with the Board of Directors

In cases where stockholders and other interested parties wish to communicate directly with our non-management directors, messages can be sent to our Secretary, at Palomar Holdings, Inc., 7979 Ivanhoe Avenue, Suite 500, La Jolla, California 92037, Attention: Secretary. Our Secretary monitors these communications and will provide a summary of all received messages to the Board at each regularly scheduled meeting of the Board. Our Board generally meets on a quarterly basis. Where the nature of a communication warrants, our Secretary may determine, in his or her judgment, to obtain the more immediate attention of the appropriate committee of the Board or non-management director, of independent advisors or of Company management, as our Secretary considers appropriate.

Our Secretary may decide in the exercise of his or her judgment whether a response to any stockholder or interested party communication is necessary.

This procedure for stockholder and other interested party communications with the non-management directors is administered by the Company’s nominating and corporate governance committee. This procedure does not apply to (a) communications to non-management directors from officers or directors of the Company who are stockholders, (b) stockholder proposals submitted pursuant to Rule 14a‑8 under the Securities and Exchange Act of 1934, as amended, or (c) communications to the audit committee pursuant to the Complaint Procedures for Accounting and Auditing Matters.

Corporate Governance Guidelines and Code of Conduct and Ethics

Our Board has adopted Corporate Governance Guidelines. These principles address items such as the qualifications and responsibilities of our directors and director candidates and corporate governance policies and standards applicable to us in general. In addition, our Board has adopted a Code of Conduct and Ethics that applies to all of our employees, officers and directors, including our Chief Executive Officer, Chief Financial Officer, and other executive and senior officers. The full text of our Corporate Governance Guidelines and our Code of Conduct and Ethics is posted on our website at www.palomarspecialty.com in the Corporate Governance section of our Investors webpage. We intend to post any amendments to our Code of Conduct and Ethics, and any waivers of our Code of Conduct and Ethics for directors and executive officers, on the same website within four business days of such amendment or waiver.

Board Oversight of Risk

Although management is responsible for the day to day management of the risks our company faces, our Board and its committees take an active role in overseeing management of our risks and have the ultimate responsibility for the oversight of risk management. The Board regularly reviews information regarding our operational, financial, legal and strategic risks. Specifically, senior management attends quarterly meetings of the Board, provides presentations on operations including significant risks, and is available to address any questions or concerns raised by our Board.

In addition, our three committees assist the Board in fulfilling its oversight responsibilities regarding risk. The audit committee coordinates the Board of Director’s oversight of our internal control over financial reporting, disclosure controls and procedures, related party transactions and code of conduct and corporate governance guidelines and management will regularly report to the audit committee on these areas. The compensation committee assists the Board of Directors in fulfilling its oversight responsibilities with respect to the management of risks arising from our compensation policies and programs as well as succession planning as it relates to our Chief Executive Officer. The nominating and corporate governance committee assists the Board of Directors in fulfilling its oversight responsibilities with respect to the management of risks associated with board organization, membership and structure, succession planning for our directors and corporate governance. When any of the committees receives a report related to material risk oversight, the chairman of the relevant committee will report on the discussion to the full Board of Directors.

Director Compensation

We do not currently have a formal compensation program for our non-employee directors. We are currently considering a compensation program for our non-employee directors for future implementation that may consist of annual retainer fees or long-term equity awards; however, there can be no assurance at this time that such a program will be implemented or that it will consist of the components noted here.

The following table sets forth information regarding compensation earned by our non-management directors for service on our Board of Directors and the board of directors of our subsidiaries during the year ended December 31, 2019. Directors who are also our employees receive no additional compensation for their service as a director. During the year ended December 31, 2019, Mr. Armstrong was also an employee. Mr. Armstrong’s compensation is discussed in “Executive Compensation.”

2019 Director Compensation Table

Name	Fees Earned or Paid in Cash ($)(1)	Stock Awards($)(2)(3)	Option Awards ($)(2)	All Other Compensation($)	Total($)
James Ryan Clark	—	—	—	—	—
Robert E. Dowdell	81,250	25,005	—	—	106,255
George L. Estes III	81,250	25,005	—	—	106,255
Catriona Fallon(4)	43,750	24,985	22,943	—	91,678
Geoffrey Miller(5)	—	—	—	—	—
Richard H. Taketa	81,250	25,005	—	—	106,255
Martha Notaras(6)	—	—	—	—	—

(1)	Amounts in this column reflect compensation earned in 2019 for service as a member of our Board and as a member of the board of directors of our subsidiaries.
(2)

In accordance with SEC rules, in the case of time-based equity awards, this column reflects the aggregate grant date fair value of such equity awards, as computed in accordance with FASB ASC Topic 718 and in the case of equity awards that are subject to performance conditions, the value at the grant date based upon the probable outcome of such conditions, which is consistent with the estimate of aggregate compensation cost to be recognized over the service period determined as of the grant date under FASB ASC Topic 718. Assumptions used in the calculation of these amounts are included in the notes to our financial statements included in our Annual Report on Form 10‑K for the year ended December 31, 2019. As required by SEC rules, the amounts shown exclude the impact of estimated forfeitures related to service—based vesting conditions. These amounts do not reflect the actual economic value that will be realized by our directors upon the vesting of such equity awards or the sale of the common stock underlying such awards.

(3)

As of December 31, 2019, our non-employee directors held outstanding restricted stock unit awards and options to purchase the number of shares of common stock as follows: Mr. Clark (no options and RSUs); Mr. Dowdell (1,667 RSUs); Mr. Estes (1,667 RSUs); Ms. Fallon (4,262 options and 1,065 RSUs); Mr. Miller (no options and RSUs); Mr. Taketa (1,667 RSUs); and Ms. Notaras (1,722 options and 125 RSUs).

(4)	Ms. Fallon joined our Board in May 2019.
(5)	Mr. Miller resigned from our Board in February 2020.
(6)	Ms. Notaras joined our Board in February 2020.

PROPOSAL NO. 1 ELECTION OF DIRECTORS

Under our governing documents, our Board has the power to set the number of directors from time to time by resolution. We currently have seven authorized directors serving on our Board, of which five directors are “independent” as defined under Nasdaq listing standards. In accordance with our certificate of incorporation, our Board is divided into three classes with staggered three-year terms. Any increase or decrease in the number of directors will be distributed among the three classes so that, as nearly as possible, each class will consist of one-third of our directors. This classification of our Board may have the effect of delaying or preventing changes in control of our company.

At the Annual Meeting, two Class I directors will be elected for three-year terms. Based upon the recommendation of our nominating and corporate governance committee, our Board has nominated Robert E. Dowdell to stand for re-election and Daryl Bradley to stand for initial election by our stockholders, in each case for a three-year term expiring at our 2023 annual meeting of stockholders or until his successor is duly elected and qualified. George L. Estes III has not been nominated for re-election and will retire from our Board at the Annual Meeting.

Nominees for Director

Our  nominating and corporate governance committee has recommended, and our Board has approved, Robert E. Dowdell and Daryl Bradley as nominees for election as Class I directors at the Annual Meeting.

If elected, Mr. Dowdell and Mr. Bradley will serve as Class I directors until the 2023 annual meeting of stockholders or until their successors are duly elected and qualified. For information concerning the nominees, please see the section titled “Board of Directors and Corporate Governance.”

If you are a stockholder of record and you sign your proxy card or vote over the Internet or by telephone but do not give instructions with respect to the voting of directors, your shares will be voted FOR the election of Mr. Dowdell and Mr. Bradley. We expect that Mr. Dowdell and Mr. Bradley will accept such nomination; however, in the event that a nominee is unable or declines to serve as a director at the time of the Annual Meeting, the proxies will be voted for any nominee who shall be designated by our Board to fill such vacancy. If you are a beneficial owner of shares of our common stock and you do not give voting instructions to your broker, bank or other nominee, then your broker, bank or other nominee will leave your shares unvoted on this matter.

Vote Required

The election of the Class I directors requires a plurality of the votes cast by stockholders entitled to vote at the meeting thereon to be approved. Broker non-votes will have no effect on this proposal.

THE BOARD OF DIRECTORS RECOMMENDS A VOTE “FOR” THE ELECTION OF THE DIRECTORS NOMINATED BY OUR BOARD OF DIRECTORS AND NAMED IN THIS PROXY STATEMENT AS CLASS I DIRECTORS TO SERVE FOR THREE-YEAR TERMS.

PROPOSAL NO. 2

RATIFICATION OF APPOINTMENT OF INDEPENDENT REGISTERED

PUBLIC ACCOUNTING FIRM

Ratification of Appointment

At the Annual Meeting, stockholders are being asked to ratify the appointment of Ernst & Young LLP as our independent registered public accounting firm for our fiscal year ending December 31, 2020. Stockholder ratification of the appointment of Ernst & Young LLP is not required by our bylaws or other applicable legal requirements. However, our Board is submitting the appointment of Ernst & Young LLP to our stockholders for ratification as a matter of good corporate governance. In the event that this appointment is not ratified by the affirmative vote of a majority of the shares present in person or by proxy at the Annual Meeting and entitled to vote, such appointment will be reconsidered by our audit committee. Even if the appointment is ratified, our audit committee, in its sole discretion, may appoint another independent registered public accounting firm at any time during our fiscal year ending December 31, 2020 if our audit committee believes that such a change would be in the best interests of Palomar and its stockholders. If the appointment is not ratified by our stockholders, the audit committee may reconsider whether it should appoint another independent registered public accounting firm. A representative of Ernst & Young LLP is expected to be present at the Annual Meeting, will have an opportunity to make a statement if he or she wishes to do so, and is expected to be available to respond to appropriate questions from stockholders.

Fees Paid to the Independent Registered Public Accounting Firm

The following table presents fees for professional audit services and other services rendered to us by Ernst & Young LLP for our fiscal years ended December 31, 2019 and 2018.

	2019	2018
Audit Fees(1)	$905,000	$835,000
Audit-Related Fees(2)	739,580	390,500
Tax Fees(3)	278,972	194,000
All Other Fees(4)	—	—
Total Fees	$1,923,552	$1,419,500

(1)

“Audit Fees” consist of fees for professional services rendered in connection with the audit of our annual financial statements, review of our quarterly financial statements, and services that are normally provided by Ernst & Young LLP in connection with statutory and regulatory filings or engagements.

(2)

“Audit-Related Fees” consist of fees billed for professional services for assurance and related services that are reasonably related to the performance of the audit or review of our consolidated financial statements and are not reported under “Audit Fees.” Audit -Related Fees for 2018 was comprised of professional services performed in 2018 related to our initial public offering (IPO) of common stock.  Audit-Related Fees for 2019 was comprised of professional services performed in 2019 related to our IPO and professional services performed in 2019 related to secondary stock offerings which completed in September 2019 and January 2020.

(3)	“Tax Fees” consist of fees for professional services rendered by Ernst & Young LLP for tax compliance, tax advice and tax planning.
(4)	“All Other Fees” consist of fees billed for products and services other than the services reported in Audit Fees, Audit-Related Fees, and Tax Fees.

Auditor Independence

In 2019, there were no other professional services provided by Ernst & Young LLP that would have required our audit committee to consider their compatibility with maintaining the independence of Ernst & Young LLP.

Audit Committee Policy on Pre-Approval of Audit and Permissible Non-Audit Services of Independent Registered Public Accounting Firm

Our audit committee has established a policy governing our use of the services of our independent registered public accounting firm. Under the policy, our audit committee is required to pre-approve all audit and permissible non-audit services performed by our independent registered public accounting firm in order to ensure that the provision of such services does not impair such accounting firm’s independence. All fees paid to Ernst & Young LLP for our fiscal years ended December 31, 2019 and 2018 were pre-approved by our audit committee.

Vote Required

The ratification of the appointment of Ernst & Young LLP requires the affirmative vote of majority of the shares present in person or represented by proxy and entitled to vote thereon. Abstentions will have the effect of a vote AGAINST the proposal and broker non-votes will have no effect.

THE BOARD OF DIRECTORS RECOMMENDS A VOTE “FOR” THE RATIFICATION OF THE APPOINTMENT OF ERNST & YOUNG LLP AS OUR INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM FOR OUR FISCAL YEAR ENDING DECEMBER 31, 2020.

AUDIT COMMITTEE REPORT

The information contained in the following Audit Committee Report shall not be deemed to be soliciting material or to be filed with the Securities and Exchange Commission, nor shall such information be incorporated by reference into any future filing under the Securities Act of 1933, as amended, or the Securities Exchange Act of 1934, as amended, except to the extent that Palomar Holdings, Inc., or the Company, specifically incorporates it by reference in such filing.

The audit committee serves as the representative of the Board with respect to its oversight of:

•	our accounting and financial reporting processes and the audit of our financial statements;
•	the integrity of our financial statements;
•	our compliance with legal and regulatory requirements and efficacy of and compliance with our corporate policies;
•	inquiring about significant risks, reviewing our policies for risk assessment and risk management, and assessing the steps management has taken to control these risks; and
•	the independent registered public accounting firm’s appointment, qualifications and independence.

The audit committee also reviews the performance of our independent registered public accounting firm, Ernst & Young LLP, in the annual audit of our financial statements and in assignments unrelated to the audit, and reviews the independent registered public accounting firm’s fees.

The members of the audit committee are currently Catriona M. Fallon (Chair), Richard H. Taketa, and Robert E. Dowdell. Each of the members of the Audit Committee is an “independent director” as currently defined in the applicable Nasdaq and U.S. Securities and Exchange Commission (“SEC”) rules. The Board of Directors has also determined that Ms. Fallon is an “audit committee financial expert” as described in applicable rules and regulations of the SEC.

The audit committee provides our Board such information and materials as it may deem necessary to make our Board aware of financial matters requiring the attention of our Board. The audit committee reviews our financial disclosures and meets privately, outside the presence of our management, with our independent registered public accounting firm. In fulfilling its oversight responsibilities, the audit committee reviewed and discussed the audited financial statements in our 2019 Annual Report with management, including a discussion of the quality and substance of the accounting principles, the reasonableness of significant judgments made in connection with the audited financial statements, and the clarity of disclosures in the financial statements. The audit committee reports on these meetings to our Board.

The audit committee has reviewed and discussed the Company’s audited consolidated financial statements with management and Ernst & Young LLP, the Company’s independent registered public accounting firm. The audit committee has discussed with Ernst & Young LLP the matters required to be discussed by Public Company Accounting Oversight Board Auditing Standard No. 1301 (Communications with Audit Committees).

The audit committee has received and reviewed the written disclosures and the letter from Ernst & Young LLP required by the applicable requirements of the Public Company Accounting Oversight Board regarding Ernst & Young LLP’s communications with the audit committee concerning independence, and has discussed with Ernst & Young LLP its independence.

Based on the review and discussions referred to above, the audit committee recommended to the board of directors that the Company’s audited consolidated financial statements be included in the Company’s Annual Report on Form 10‑K for the fiscal year ended December 31, 2019 for filing with the Securities and Exchange Commission. The audit committee also has selected Ernst & Young LLP as the independent registered public accounting firm for fiscal year 2020. The Board recommends that stockholders ratify this selection at the Annual Meeting.

Respectfully submitted by the members of the audit committee of the board of directors:

Catriona M. Fallon (Chair)
Richard H. Taketa
Robert E. Dowdell

EXECUTIVE OFFICERS

The following table identifies certain information about our executive officers as of April 2, 2020. Each executive officer serves at the discretion of our Board and holds office until his or her successor is duly elected and qualified or until his or her earlier resignation or removal. There are no family relationships among any of our directors or executive officers.

Name	Age	Position
Mac Armstrong	45	Chief Executive Officer and Director
T. Christopher Uchida	46	Chief Financial Officer
Heath A. Fisher	45	President
Andrew T. Robinson	57	Chief Underwriting Officer
Jon Christianson	40	Chief Operating Officer
Jon Knutzen	48	Chief Risk Officer
Michelle Johnson	44	Senior Vice President, People & Talent

Mac Armstrong.   Mr. Armstrong has served as our Chief Executive Officer and a director since February 2014. Prior to joining our company, Mr. Armstrong most recently served as the President of Arrowhead General Insurance Agency, which he joined in June 2009, previously holding the positions of Chief Financial Officer and Chief Operating Officer. Mr. Armstrong led the sale of Arrowhead to Brown & Brown, Inc. in January 2012. Mr. Armstrong’s prior experience includes Spectrum Equity Investors, a private equity investment firm where he led the insurance investing practice and Alex. Brown & Sons/ BT Alex. Brown Inc., an investment bank acquired by Deutsche Bank. Mr. Armstrong earned an A.B. from Princeton University. Mr. Armstrong is a member of the Board of Advisors of Cloverlay Investment Management LLC, a private equity investment firm.  We believe Mr. Armstrong is qualified to serve on our Board of Directors due to his extensive experience leading insurance companies and his industry knowledge.

T. Christopher Uchida.   Mr. Uchida has served as our Chief Financial Officer since September 2017 and our Corporate Secretary since March 2019. Mr. Uchida previously served as our Senior Vice President, Operations since June 2015. Prior to joining our company, Mr. Uchida served as the Executive Vice President and Chief Accounting Officer at Arrowhead, which he joined in October 2004. Prior to joining Arrowhead, he was a Tax Manager at PricewaterhouseCoopers LLP. Mr. Uchida earned a B.S. and M.S. from San Diego State University and is a California Certified Public Accountant.

Heath A. Fisher.   Mr. Fisher has served as our President since February 2014. Mr. Fisher was most recently a Managing Director of Guy Carpenter & Company, LLC, the largest global reinsurance broker in the insurance industry, which he joined in 2009. Prior to Guy Carpenter, Mr. Fisher held various leadership positions at reinsurance brokers John B. Collins Associates, Inc. and E.W. Blanch Company. Mr. Fisher earned an A.B. from Brown University.

Andrew T. Robinson.   Mr. Robinson has served as our Chief Underwriting Officer since February 2014. Prior to joining our company, Mr. Robinson was the Vice President of Underwriting, Specialty Property Division at Colony Specialty Insurance Company, a subsidiary of Argo Group International Holdings, Ltd., between January 2010 and December 2013. Prior to Colony, Mr. Robinson held Vice President level positions at DirectFac Inc. and American Re. Mr. Robinson earned a B.A. from San Diego State University and an M.B.A. from University of California, Los Angeles.

Jon Christianson.   Mr. Christianson has served as our Chief Operating Officer since February 2014. Mr. Christianson most recently served as a Vice President of Holborn Corporation from April 2010 to December 2013. Mr. Christianson started his career with John B. Collins Associates in Minneapolis in 2002, where he serviced both casualty and property business. Mr. Christianson earned a B.A. in Economics from St. Olaf College.

Jon Knutzen. Mr. Knutzen has served as our Chief Risk Officer since joining Palomar in April 2019.  Prior to joining our Company, Mr. Knutzen was a Partner at TigerRisk Partners from May 2017 to April 2019 where he led the firm’s Property Specialty and Reinsurance Solutions Practice.  Prior to this position, Mr. Knutzen was an Executive Vice

President at BMS Intermediaries from September 2016 to March 2017 and a Partner at Advocate Reinsurance Partners (acquired by BMS Intermediaries) from March 2015 to September 2016.  Prior to this position, Mr. Knutzen served as Property Specialty Practice leader at TigerRisk from April 2013 to March 2015.  Prior to TigerRisk, Mr. Knutzen held various leadership positions with reinsurance intermediaries Holborn Corporation, Guy Carpenter, and John B Collins Associates.  Mr. Knutzen earned a B.S. from South Dakota State University.

Michelle Johnson.  Ms. Johnson has served as our Senior Vice President, People and Talent since December 2019.  Prior to joining our company, Ms. Johnson served as Senior Director, Global HR, Operations and Services for Panasonic Avionics from 2018 through 2019.  Prior to joining Panasonic, Ms. Johnson served at AMN Healthcare as Assistant Vice President, Sales Operations from 2016 until 2018 and as Senior Director, HR from 2008 to 2016.  Prior to AMN, Ms. Johnson ran her own consulting firm MJ TalentResources.  Ms. Johnson earned a B.A. in Liberal Studies from Cal State University Long Beach.

EXECUTIVE COMPENSATION

This section discusses the material components of the executive compensation program for our executive officers who are named in the "Summary Compensation Table" below. In 2019, our "named executive officers" and their positions were as follows:

•	Mac Armstrong, our Chief Executive Officer;
•	Heath Fisher, our President; and
•	Jon Christianson, our Chief Operating Officer.

This discussion may contain forward-looking statements that are based on our current plans, considerations, expectations and determinations regarding future compensation programs.

2019 Summary Compensation Table

Name and Principal Position	Year	Salary ($)	Bonus ($)		Option Awards ($)(1)	Non-Equity Incentive Plan Compensation ($)(2)	All Other Compensation ($)(3)	Total ($)
Mac Armstrong	2019	500,000	1,000,000	(4)	854,554	744,916	14,400	3,113,870
Chief Executive Officer	2018	500,000			—	337,937	14,120	852,057
Heath Fisher	2019	415,000	500,000	(5)	430,453	372,458	14,100	1,732,011
President	2018	410,000			—	183,049	13,950	606,999
Jon Christianson	2019	355,000	—		143,484	160,000	8,400	666,884
Chief Operating Officer	2018	348,267			—	142,000	8,250	498,517

(1)

In accordance with SEC rules, in the case of time-based equity awards, this column reflects the aggregate grant date fair value of such equity awards, as computed in accordance with FASB ASC Topic 718, which is consistent with the estimate of aggregate compensation cost to be recognized over the service period determined as of the grant date under FASB ASC Topic 718. Assumptions used in the calculation of these amounts are included in the notes to our financial statements included in our Annual Report on Form 10‑K for the year ended December 31, 2019. These amounts do not reflect the actual economic value that will be realized by our named executive officers upon the vesting of such equity awards or the sale of the common stock underlying such awards.

(2)

The amounts in this column for 2018 and 2019 represent total performance-based bonuses earned for service rendered during 2018 and 2019, respectively under our executive bonus plans for 2018 and 2019. All such amounts were paid subsequent to the respective year end.

(3)	The amounts shown represent 401(k) plan contributions for Messrs. Armstrong, Fisher and Christianson, medical concierge services for Mr. Armstrong and a monthly car allowance for Mr. Fisher.
(4)	The amount shown represents a one-time bonus paid to Mr. Armstrong pursuant to his employment agreement following completion of the Secondary Offering.
(5)	The amount shown represents a one-time bonus paid to Mr. Fisher pursuant to his employment agreement following completion of the Secondary Offering.

Employment Agreements for Executive Officers

We have entered into employment agreements with each of our named executive officers setting forth the terms of the officer’s employment with us. The material terms of employment with our named executive officers are described below.

Mac Armstrong

We entered into an employment agreement with Mr. Armstrong, our Chief Executive Officer, dated April 10, 2014, as amended on March 5, 2018. The term of the agreement is automatically renewed for successive one year terms unless otherwise terminated (or unless either party gives written notice of its intent not to renew at least sixty days prior to the expiration of the then-current term). Pursuant to the terms of this agreement, Mr. Armstrong is eligible to receive an annual discretionary target bonus of up to 2.4% of our fiscal year GAAP after-tax net income that exceeds 8% of prior year book value, as such terms are defined by the Board (the "Bonus Pool"). In the event that Mr. Armstrong is terminated by us without cause or if he resigns for good reason, he will be entitled to a severance package consisting of continued payment of 12 months of his then current base salary payable in accordance with our regular payroll cycle beginning on the first regular payday occurring following the termination date, subject to his execution and non-revocation of a general release of claims in our favor.

Heath Fisher

We entered into an employment agreement with Mr. Fisher, our President, dated April 15, 2014, as amended on March 1, 2018. The term of the agreement is automatically renewed for successive one year terms unless otherwise terminated (or unless either party gives written notice of its intent not to renew at least sixty days prior to the expiration of the then-current term). Pursuant to the terms of this agreement, Mr. Fisher is eligible to receive an annual discretionary target bonus of up to 1.3%, 1.2%, 1.1% and 1.0% of our annual Bonus Pool for fiscal years 2018, 2019, 2020 and 2021, respectively. In the event that Mr. Fisher is terminated by us without cause or if he resigns for good reason, he will be entitled to a severance package consisting of continued payment of 12 months of his then current base salary payable in accordance with our regular payroll cycle beginning on the first regular payday occurring following the termination date, subject to his execution and non-revocation of a general release of claims in our favor.

Jon Christianson

We entered into an employment agreement with Mr. Christianson, our Chief Operating Officer, dated April 15, 2014, as amended on March 1, 2018. The term of the agreement is automatically renewed for successive one year terms unless otherwise terminated (or unless either party gives written notice of its intent not to renew at least sixty days prior to the expiration of the then-current term). Pursuant to the terms of this agreement, Mr. Christianson is eligible to receive an annual discretionary target bonus of up to 40% of his then-current base salary. In the event that Mr. Christianson is terminated by us without cause or if he resigns for good reason, he will be entitled to a severance package consisting of continued payment of six months of his then current base salary payable in accordance with our regular payroll cycle beginning on the first regular payday occurring following the termination date, subject to his execution and non-revocation of a general release of claims in our favor.

Merger or Change of Control

In the event of a change in control as described in the 2019 Equity Incentive Plan, the acquiring or successor entity may assume or continue all or any awards outstanding under the 2019 Plan or substitute substantially equivalent awards. The compensation committee may provide for the acceleration of vesting of any or all outstanding awards upon such terms and to such extent as it determines, except that the vesting of all awards held by members of the board of directors who are not employees will automatically be accelerated in full. Any awards that are not assumed, continued, or substituted for in connection with a change in control or are not exercised or settled prior to the change in control will terminate effective as of the time of the change in control. Notwithstanding the foregoing, except as otherwise provided in an award agreement governing any award, as determined by the compensation committee, any award that is not assumed, continued, or substituted for in connection with a change in control shall, subject to the provisions of applicable law, become fully vested and exercisable and/or settleable immediately prior to, but conditioned upon, the consummation of the change in control. The 2019 Plan will also authorize the compensation committee, in its discretion and without the consent of any participant, to cancel each or any outstanding award denominated in shares upon a change in control in exchange for a payment to the participant with respect to each share subject to the cancelled award of an amount equal to the excess of the consideration to be paid per share of common stock in the change in control transaction over the exercise price per share, if any, under the award.

Retirement Plan

We maintain a retirement savings plan, or 401(k) Plan, for the benefit of our eligible employees, including our named executive officers. Our 401(k) Plan is intended to qualify under Sections 401 of the Internal Revenue Code. In general, all employees are eligible to participate in the plan on the date they are hired. Each participant in the 401(k) Plan may contribute up to the statutory limit of his or her pre-tax compensation. We contribute the lesser of 3% of the employee’s compensation or the maximum amount allowed under statutory law. Under the plan, each employee is fully vested in his or her deferred salary contributions as well as the matching contributions.

Outstanding Equity Awards at Fiscal Year-End

The following table presents certain information concerning equity awards held by our named executive officers, as of December 31, 2019.

		Option Awards
Name	Grant Date	Number of Securities Underlying Unexercised Options (#) Exercisable	Number of Securities Underlying Unexercised Options (#) Unexercisable		Option Exercise Price ($)	Option Expiration Date
Mac Armstrong	4/16/2019	—	243,810	(1)	15.00	4/16/2029
Heath Fisher	4/16/2019	—	122,811	(1)	15.00	4/16/2029
Jon Christianson	4/16/2019	—	40,937	(1)	15.00	4/16/2029

(1)

Fifty percent of the shares subject to the option vest and become exercisable on April 16, 2020 and the remaining options shares will vest and become exercisable in twelve (12) equal monthly installments thereafter.

Equity Compensation Plan Information

The following table provides information as of December 31, 2019 with respect to shares of our common stock that may be issued under our existing equity compensation plans.

Plan Category	Number of Securities to be Issued Upon Exercise of Outstanding Options, Warrants and Rights		Weighted Average Exercise Price of Outstanding Options, Warrants and Rights(1)	Number of Securities Remaining Available for Future Issuance Under Equity Compensation Plans (Excluding Securities Reflected in Column (a))
Equity compensation plans approved by stockholders(2)	1,052,439	(3)	$17.05	1,587,561	(4)
Equity compensation plans not approved by stockholders	—		—	—
Total	1,052,439			1,587,561

(1)	The weighted average exercise price is calculated based solely on outstanding stock options.
(2)	Includes the following plans: 2019 Equity Incentive Plan (“2019 Plan”) and our 2019 Employee Stock Purchase Plan (“ESPP”).
(3)	This number includes 1,046,373 stock options outstanding and 6,066 restricted shares outstanding granted under our 2019 Plan.
(4)

This number includes 1,347,561 shares available for issuance under our 2019 Plan and 240,000 shares available for sale under our ESPP. The 2019 Plan provides for an automatic increase on January 1, 2020 and each subsequent anniversary through 2029, equal to the least of (i) 3% of the number of shares of common stock issued and outstanding on the immediately preceding December 31; and (ii) an amount determined by our Board. The ESPP provides for annual increases in the number of shares available for sale under the ESPP on January 1, 2020 and each subsequent anniversary through 2029, equal to the least of: 240,000 shares; or (ii) such other amount as may be determined by our Board.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The following table sets forth certain information with respect to the beneficial ownership of our common stock as of April 2, 2020 for:

•	each of our directors and our nominees for director;
•	each of our named executive officers;
•	all of our current directors, director nominees, current executive officers, and named executive officers as a group; and
•	each person or group who beneficially owned more than 5% of our common stock.

We have determined beneficial ownership in accordance with the rules of the SEC and the information is not necessarily indicative of beneficial ownership for any other purpose. Unless otherwise indicated below, to our knowledge, the persons and entities named in the table have sole voting and sole investment power with respect to all shares that they beneficially owned, subject to community property laws where applicable.

We have based our calculation of the percentage of beneficial ownership on 24,239,861 shares of our common stock outstanding as of April 2, 2020. We have deemed shares of our common stock subject to stock options that are currently exercisable or exercisable within 60 days of April 2, 2020 to be outstanding and to be beneficially owned by the person holding the stock option for the purpose of computing the percentage ownership of that person. We did not deem these shares outstanding, however, for the purpose of computing the percentage ownership of any other person.

Unless otherwise indicated, the address of each beneficial owner listed in the table below is c/o 7979 Ivanhoe Avenue, Suite 500, La Jolla, California 92037.

Name	Total Shares Beneficially Owned	Beneficial Ownership
5% Stockholders:
Entities affiliated with Genstar Capital LLC(1)	3,543,797	14.6%
Entities affiliated with T. Rowe Price Associates, Inc.(2)	2,134,370	8.8%
Directors, Director Nominees and Named Executive Officers:
James Ryan Clark(1)	—	*
Richard H. Taketa(3)	39,823	*
George Estes(4)	8,247	*
Robert Dowdell(5)	102,306	*
Catriona Fallon(6)	3,196	*
Daryl Bradley	—	*
Martha Notaras	—	*
Mac Armstrong(7)	958,260	3.9%
Jon Christianson(8)	146,945	*
Heath Fisher(9)	377,721	1.6%
All executive officers, directors, and director nominees as a group (14 persons)(10)	1,878,768	7.7%

*       less than 1%

(1)

Based on the most recently available Form 4 filed jointly by  Genstar VI GP AIV Ltd. ("Genstar VI Ltd."); Genstar Capital VI AIV, L.P. ("Genstar VI GP"); Genstar Capital Partners VI AIV, L.P. ("Genstar VI"); Genstar Capital Partners VI AIV (DEL), L.P. ("Genstar VI DEL"); Stargen VI AIV, L.P. ("Stargen VI"); Genstar V GP AIV Ltd. ("Genstar V Ltd."); Genstar Capital V AIV, L.P. ("Genstar V GP"); Genstar Capital Partners V AIV, L.P. ("Genstar V"); Stargen V AIV, L.P. ("Stargen V"); and James Ryan Clark, on January 28, 2020. Genstar reported

984,934 shares held by Genstar VI; 40,723 shares held by Genstar VI DEL; and 37,482 shares held by Stargen VI. Genstar VI Ltd. is the general partner of Genstar VI GP, which in turn is the general partner of each of Genstar VI, Genstar VI DEL and Stargen VI. Genstar also reported 2,408,405 shares held by Genstar V; and 72,253 shares held by Stargen V. Genstar V Ltd. is the general partner of Genstar V GP, which in turn is the general partner of each of Genstar V and Stargen V. Genstar V Ltd. and Genstar VI Ltd. may be deemed to have beneficial ownership of the securities over which any of the Genstar Entities has voting or dispositive power. Genstar V Ltd. and Genstar VI Ltd. are controlled by a board of three directors that acts by majority approval and possesses sole voting and dispositive power with respect to the shares held by the Genstar Entities. The individual members of such board are: J. Ryan Clark, a member of our board of directors; Jean-Pierre L. Conte; and Eli P. Weiss. The address for each of the entities and individuals referenced above is c/o Genstar Capital, 4 Embarcadero Center, Suite 1900, San Francisco, CA 94111.

(2)

Based solely on the most recently available Schedule 13G filed with the SEC reporting beneficial ownership as of December 31, 2019. T. Rowe Price Associates, Inc. reported beneficial ownership of 2,134,370 shares, with sole voting power over 470,494 shares and sole dispositive power over 2,134,370 shares. T. Rowe Price New Horizons Fund, Inc. reported beneficial ownership over 1,268,162 shares, with sole voting power over 1,268,162 shares. The address of the entities affiliated with T. Rowe Price Associates, Inc. is 100 E. Pratt Street, Baltimore, MD 21202.

(3)	Consists of 38,156 shares held and 1,667 restricted stock units that are vested or scheduled to vest within 60 days of April 2, 2020.
(4)	Consists of 6,580 shares held and 1,667 restricted stock units that are vested or scheduled to vest within 60 days of April 2, 2020.
(5)

Consists of 100,039 shares held by RGD Partners, LP.,600 shares directly held by Mr. Dowdell, and 1,667 restricted stock units that are held by Mr. Dowdell that are vested or scheduled to vest within 60 days of April 2, 2020. Mr. Dowdell has no pecuniary interest in the shares held by RGD Partners.

(6)

Consists of options to purchase 2,131 shares of common stock that are exercisable within 60 days of April 2, 2020, and 1,065 restricted stock units that are vested or scheduled to vest within 60 days of April 2, 2020.

(7)

Consists of 825,388 shares held by the Armstrong Family Trust, 808 shares held directly by Mr. Armstrong, and options to purchase 132,064 shares of common stock that are exercisable within 60 days of April 2, 2020 that are held by Mr. Armstrong. Mr. Armstrong is co-Trustee of the Armstrong Family Trust and may be deemed to have beneficial ownership of the shares held by this entity.

(8)	Consists of 124,770 shares held and options to purchase 22,175 shares of common stock that are exercisable within 60 days of April 2, 2020.
(9)	Consists of 311,198 shares held and options to purchase 66,523 shares of common stock that are exercisable within 60 days of April 2, 2020.
(10)

Consists of 1,589,308 shares held, options to purchase 283,394 shares of common stock that are exercisable within 60 days of April 2, 2020, and 6,066 restricted stock units that are vested or scheduled to vest within 60 days of April 2, 2020.

RELATED PERSON TRANSACTIONS

The following is a description of transactions since the beginning of our last fiscal year to which we have been a party, in which the amount involved exceeds or will exceed $120,000 and in which any of our directors, executive officers or holders of more than 5% of our capital stock, or an affiliate or immediate family member thereof, had or will have a direct or indirect material interest.

Mac Armstrong’s brother, Jake Armstrong, serves as SVP, Commercial Lines. During 2019, Jake Armstrong earned $196,698 in base salary, $85,000 in bonus and $8,091 in 401(k) contributions.

Stockholders Agreement with Genstar Capital

We are party to a stockholders agreement with Genstar Capital, which we refer to as the "Stockholders Agreement." The Stockholders Agreement gives Genstar Capital the right to nominate a percentage of our directors corresponding to Genstar Capital’s then-current ownership, up to a total of 50% of our directors.

The Stockholders Agreement sets forth certain information rights granted to Genstar Capital. It also specifies that we will not take certain significant actions specified therein without the prior written consent of Genstar Capital. Such specified actions include, but are not limited to:

•	amendments or modifications to our or our subsidiaries’ organizational documents in a manner that adversely affects Genstar Capital;
•	making any payment or declaration of any dividend or other distribution on any shares of our common stock;
•

merging or consolidating with or into any other entity, or transferring all or substantially all of our or our subsidiaries’ assets, taken as a whole, to another entity, or entering into or agreeing to undertake any transaction that would constitute a "Change of Control" as defined in our or our subsidiaries’ credit facilities;

•

other than in the ordinary course of business with vendors, customers and suppliers, enter into or effecting any (A) acquisition by us or any of our subsidiaries of the equity interests or assets of any person, or the acquisition by us or any of our subsidiaries of any business, properties, assets, or person, in one transaction or a series of related transactions or (B) disposition of assets of us or any of our subsidiaries or the shares or other equity interests of any of our subsidiary, in each case where the amount of consideration for any such acquisition or disposition exceeds $15 million in any single transaction, or an aggregate amount of $30 million in any series of transactions during a calendar year;

•	undertaking any liquidation, dissolution or winding up; and
•	changing the size of the Board of Directors.

The Stockholders Agreement will terminate at such time as Genstar Capital no longer owns at least 10% of our outstanding common stock.

Registration Rights Agreement with Genstar Capital

We are party to a registration rights agreement with Genstar Capital, which we refer to as the "Registration Rights Agreement," pursuant to which Genstar Capital is entitled to demand the registration of the sale of certain or all of our common stock that it beneficially owns. Among other things, under the terms of the Registration Rights Agreement:

•

if we propose to file certain types of registration statements under the Securities Act with respect to an offering of equity securities, we will be required to use our commercially reasonable efforts to offer the other parties to the Registration Rights Agreement, if any, the opportunity to register the sale of all or part of their shares on the terms and conditions set forth in the Registration Rights Agreement (customarily known as "piggyback rights"); and

•

Genstar Capital has the right, subject to certain conditions and exceptions, to request that we file registration statements with the SEC, including for one or more underwritten offerings of all or part of our common stock that it beneficially owns. The Company is required to cause any such registration statements (a) to be filed with the SEC promptly and, in any event, on or before the date that is 90 days, in the case of a registration statement on Form S‑1, or 45 days, in the case of a registration statement on Form S‑3, after we receive the written request to effectuate the demand registration, and (b) use its commercially reasonable efforts to cause such registration statement to be declared effective as promptly as reasonably practicable.

All expenses of registration under the Registration Rights Agreement, including the legal fees of counsel retained by or on behalf of Genstar Capital, will be paid by us.

The registration rights granted in the Registration Rights Agreement are subject to customary restrictions such as minimums, blackout periods and, if a registration is underwritten, any limitations on the number of shares to be included in the underwritten offering as reasonably advised by the managing underwriter. The Registration Rights Agreement also contains customary indemnification and contribution provisions. The Registration Rights Agreement is governed by Delaware law.

One-Time Cash Distribution

In March 2019, we made a one-time cash distribution totaling approximately $5.1 million to our then-sole stockholder, GC Palomar Investor LP, enabling it to distribute funds to its partners, including Genstar Capital, in order to allow such partners to satisfy tax obligations incurred as a result of the domestication transactions.

Indemnification Agreements and Directors’ and Officers’ Liability Insurance

We have entered into indemnification agreements with each of our directors and executive officers. These agreements, among other things, require us to indemnify each director and executive officer to the fullest extent permitted by Delaware law, including indemnification of expenses such as attorneys’ fees, judgments, penalties fines and settlement amounts incurred by the director or executive officer in any action or proceeding, including any action or proceeding by or in right of us, arising out of the person’s services as a director or executive officer.

Policies and Procedures for Related Party Transactions

Our board of directors has adopted a written related person transaction policy setting forth the policies and procedures for the review and approval or ratification of related person transactions. This policy covers, with certain exceptions set forth in Item 404 of Regulation S-K under the Securities Act, any transaction, arrangement or relationship, or any series of similar transactions, arrangements or relationships in which we were or are to be a participant, where the amount involved exceeds $120,000 and a related person had or will have a direct or indirect material interest, including, without limitation, purchases of goods or services by or from the related person or entities in which the related person has a material interest, indebtedness, guarantees of indebtedness and employment by us of a related person. In reviewing and approving any such transactions, our audit committee is tasked to consider all relevant facts and circumstances, including, but not limited to, whether the transaction is on terms comparable to those that could be obtained in an arm’s length transaction with an unrelated third party and the extent of the related person’s interest in the transaction. All of the transactions described in this section occurred prior to the adoption of this policy.

OTHER MATTERS

Available Information

Our financial statements for our fiscal year ended December 31, 2019 are included in our Annual Report on Form 10‑K. This proxy statement and our annual report are posted on the Investors section of our website at http://ir.palomarspecialty.com/SEC-filings and are available from the SEC at its website at www.sec.gov. You may also obtain a copy of our annual report without charge by sending a written request to Palomar Holdings, Inc., Attention: Investor Relations, 7979 Ivanhoe Avenue, Suite 500, La Jolla, California 92037.

Company Website

We maintain a website at www.palomarspecialty.com. Information contained on, or that can be accessed through, our website is not intended to be incorporated by reference into this proxy statement, and references to our website address in this proxy statement are inactive textual references only.

PROPOSALS OF STOCKHOLDERS FOR 2021 ANNUAL MEETING

Stockholders who wish to present proposals for inclusion in the proxy materials to be distributed in connection with next year’s annual meeting must submit their proposals so that they are received at Palomar’s principal executive offices no later than the close of business (5:00 p.m. Pacific Time) on December 19, 2020. Pursuant to the rules promulgated by the SEC, simply submitting a proposal does not guarantee that it will be included.

In order to be properly brought before the 2021 annual meeting of stockholders, a stockholder’s notice of a matter the stockholder wishes to present, or the person or persons the stockholder wishes to nominate as a director, must be delivered to the Secretary of Palomar at its principal executive offices not less than 90 nor more than 120 days before the first anniversary of the date of the preceding year’s annual meeting. As a result, any notice given by a stockholder pursuant to these provisions of our Bylaws must be received no earlier than January 28, 2021, and no later than the close of business (5:00 p.m. Pacific Time) on February 27, 2021, unless our 2021 annual meeting date occurs more than 30 days before or 70 days after May 28, 2021. In that case, we must receive proposals not earlier than the close of business on the 120th day prior to the date of the 2021 annual meeting and not later than the close of business on the later of the 90th day prior to the date of the annual meeting or the 10th day following the day on which we first make a public announcement of the date of the meeting.

To be in proper form, a stockholder’s notice must include the specified information concerning the proposal or nominee as described in our Bylaws. A stockholder who wishes to submit a proposal or nomination is encouraged to seek independent counsel about our Bylaw and SEC requirements. Palomar will not consider any proposal or nomination that is not timely or otherwise does not meet the Bylaw and SEC requirements for submitting a proposal or nomination.

Notices of intention to present proposals at the 2021 annual meeting of stockholders must be addressed to: Palomar, Inc., Attention: Secretary, 7979 Ivanhoe Avenue, Suite 500, La Jolla, California 92037. We reserve the right to reject, rule out of order, or take other appropriate action with respect to any proposal that does not comply with these and other applicable requirements.

* * *

The Board does not know of any other matters to be presented at the Annual Meeting. If any additional matters are properly presented at the Annual Meeting, the person named on the form of proxy card will have discretion to vote the shares of common stock they represent in accordance with their own judgment on such matters.

It is important that your shares of common stock be represented at the Annual Meeting, regardless of the number of shares that you hold. You are, therefore, urged to vote over the Internet or by telephone as instructed on the Notice, or if you requested a printed copy of the proxy materials, execute and return, at your earliest convenience, the enclosed proxy card.

THE BOARD OF DIRECTORS

La Jolla, California

April 17, 2020

MMMMMMMMMMMM MMMMMMMMMMMMMMM C123456789 000000000.000000 ext 000000000.000000 ext 000000000.000000 ext 000000000.000000 ext 000000000.000000 ext 000000000.000000 ext 000004 ENDORSEMENT_LINE______________ SACKPACK_____________ Your vote matters – here’s how to vote! You may vote online or by phone instead of mailing this card. Votes submitted electronically must be MR A SAMPLE DESIGNATION (IF ANY) ADD 1 ADD 2 ADD 3 ADD 4 ADD 5 ADD 6 received by 1:00am, Pacific Time, on May 28, 2020. Online GIof ntoo welwewct.reonnviicsivoontrienpgo, rts.com/PLMR or delete QR code and control # scΔan the QR≈ code — login details are located in the shaded bar below. Phone Call toll free 1-800-652-VOTE (8683) within the USA, US territories and Canada Save paper, time and money! Sign up for electronic delivery at www.envisionreports.com/PLMR Using a black ink pen, mark your votes with an X as shown in this example. Please do not write outside the designated areas. q IF VOTING BY MAIL, SIGN, DETACH AND RETURN THE BOTTOM PORTION IN THE ENCLOSED ENVELOPE. q + 1. Election of Class I Directors:* 01 - Robert E. Dowdell 02 - Daryl Bradley *each to serve until the 2023 annual meeting of stockholders Mark here to vote FOR all nominees Mark here to WITHHOLD vote from all nominees 01 02 For All EXCEPT - To withhold a vote for one or more nominees, mark the box to the left and the corresponding numbered box(es) to the right. For Against Abstain 2. To ratify the appointment of Ernst & Young LLP as the Company's independent registered public accounting firm for its fiscal year ending December 31, 2020 Please sign exactly as name(s) appears hereon. Joint owners should each sign. When signing as attorney, executor, administrator, corporate officer, trustee, guardian, or custodian, please give full title. Date (mm/dd/yyyy) — Please print date below. Signature 1 — Please keep signature within the box. Signature 2 — Please keep signature within the box. MMMMMMM C 1234567890 J N T 5 9 1 1 0 MR A SAMPLE (THIS AREA IS SET UP TO ACCOMMODATE 140 CHARACTERS) MR A SAMPLE AND MR A SAMPLE AND MR A SAMPLE AND MR A SAMPLE AND MR A SAMPLE AND MR A SAMPLE AND MR A SAMPLE AND MR A SAMPLE AND + 1 U P X 4 038LAC MMMMMMMMM B Authorized Signatures — This section must be completed for your vote to count. Please date and sign below. A Proposals — The Board of Directors recommend a vote FOR all the nominees listed and FOR Proposal 2. 2020 Annual Meeting Proxy Card1234 5678 9012 345

2020 Annual Meeting Admission Ticket 2020 Annual Meeting of Palomar Holdings, Inc. Stockholders Thursday, May 28, 2020, 9:00am PT Our Primary Executive Offices 7979 Ivanhoe Avenue, Suite 500, La Jolla, CA Upon arrival, please present this admission ticket and photo identification at the registration desk. Important notice regarding the Internet availability of proxy materials for the Annual Meeting of Stockholders. The Notice, proxy statement, and 2019 annual report is available at: www.envisionreports.com/PLMR q IF VOTING BY MAIL, SIGN, DETACH AND RETURN THE BOTTOM PORTION IN THE ENCLOSED ENVELOPE. q + Notice of 2020 Annual Meeting of Stockholders Proxy Solicited by Board of Directors for Annual Meeting — May 28, 2020 Mac Armstrong is hereby authorized to represent and vote the shares of the undersigned, with all the powers which the undersigned would possess if personally present, at the 2020 Annual Meeting of Stockholders of Palomar Holdings, Inc. to be held on May 28, 2020 or at any postponement or adjournment thereof. FOR THE PROPOSALS ON THE REVERSE SIDE, THE BOARD OF DIRECTORS RECOMMENDS THAT YOU VOTE "FOR" THE PROPOSALS IDENTIFIED IN ITEMS 1 AND 2. WHEN PROPERLY EXECUTED, THIS PROXY WILL BE VOTED IN THE MANNER DIRECTED HEREIN BY THE UNDERSIGNED STOCKHOLDER. IF NO DIRECTION IS MADE, THIS PROXY WILL BE VOTED: "FOR" THE ELECTION OF THE CLASS I DIRECTORS LISTED IN ITEM 1, AND "FOR" THE PROPOSAL LISTED IN ITEM 2, AND AS THE PROXY HOLDER MAY DETERMINE IN HIS DISCRETION WITH REGARD TO ANY OTHER MATTER PROPERLY BROUGH BEFORE THE MEETING. In their discretion, the Proxies are authorized to vote upon such other business as may properly come before the meeting. (Items to be voted appear on reverse side) Change of Address — Please print new address below. Comments — Please print your comments below. + C Non-Voting Items Proxy — Palomar Holdings, Inc. Small steps make an impact. Help the environment by consenting to receive electronic delivery, sign up at www.envisionreports.com/PLMR